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                                                                    EXHIBIT 99.0

NEWS RELEASE

SUBJECT:   HAVERTY FURNITURE
           1ST QUARTER CASH DIVIDEND DECLARED

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ATLANTA, GEORGIA, FEBRUARY 6, 2004 - The members of the Board of Directors of
HAVERTY FURNITURE COMPANIES, INC., (NYSE: HVT and HVT.A) by a unanimous written consent dated and effective today, February 6, 2004, declare a cash dividend to be paid on the two classes of $1 par value common stock of the Company, payable Friday, February 27, 2004, to stockholders of record at the close of business on Monday, February 16, 2004, at a rate of 6-1/4(cents) per share on the outstanding shares of Common Stock (Cusip #419596101) and 5-3/4(cents) per share on the outstanding shares of Class A Common Stock (Cusip #419596200).

Haverty Furniture Companies, Inc., has paid a quarterly cash dividend since 1935 and has increased the cash dividend paid to stockholders in each of the past 29 years.

Havertys is a full-service home furnishings retailer with 113 showrooms in 15 southern and central states providing its customers with a wide selection of quality merchandise in middle- to upper-middle price ranges. Additional information is available on the Company's website at www.havertys.com.



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Contact for Information:        Jenny Hill Parker
                                Vice President,
                                Secretary and Treasurer
                                (404) 443-2900